UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): August 6, 2013

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

As previously disclosed, Enzon Pharmaceuticals, Inc. (the “Company”) has no intention of resuming any clinical development activities and intends to distribute excess cash, expected to arise from ongoing royalty revenues, in the form of periodic dividends to stockholders. In this regard, the Board of Directors (the “Board”) of the Company has determined that a smaller Board is appropriate going forward and has decided to propose certain changes to the Board’s composition.

On August 6, 2013, Robert C. Salisbury informed the Board that he will not stand for re-election when his term as a director expires at the Company’s next annual meeting of stockholders, which is expected to be held by mid-October 2013. Mr. Salisbury’s decision not to stand for re-election was not, to the knowledge of the Company’s executive officers, due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.

(Registrant)

Date: August 9, 2013	By:	/s/ Andrew Rackear
	Name:	Andrew Rackear
	Title:	Vice President and General Counsel